Cytori Extends Rights Offering Subscription Period to Friday June 10 and Adjusts Unit Pricing
 Investors Invited for a Update Call on Monday June 6
June 6, 2016
SAN DIEGO — (BUSINESS WIRE) Cytori Therapeutics, Inc. (NASDAQ: CYTX) announced today it has extended the subscription period and adjusted the subscription price for its previously announced rights offering until 5:00 PM Eastern Time on Friday, June 10, 2016. Rights holders will need to exercise their subscription rights prior to that date and time. The adjusted unit pricing is now $2.55 per unit. Furthermore, Cytori invites stockholders to call-in for a corporate presentation on Monday, June 6, 2016 at 2:00 PM Eastern Time.
The dial-in information is as follows:
Dial-In Number: +1.877.402.3914
Conference ID: 27860205
The corporate presentation can be accessed through the following link: Cytori Corporate Presentation
Investors that have subscribed at the previous price will now receive the new adjusted price, and any excess payment amount will be returned to investors following the closing of the offering. If exercising subscription rights through a broker, dealer, bank or other nominee, rights holders should promptly contact their nominee and submit subscription documents and payment for the units subscribed for in accordance with the instructions and within the time period provided by such nominee. The broker, dealer, bank or other nominee may establish a deadline before June 10, 2016 by which instructions to exercise subscription rights, along with the required subscription payment, must be received.
All record holders of rights certificates that wish to participate in the rights offering must deliver a properly completed and signed rights certificate, together with payment of the subscription price for both basic subscription rights and any oversubscription privilege election, to the Subscription Agent, to be received before 5:00 PM Eastern Time on June 10, 2016. The Subscription Agent is:
By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693 (855) 793-5068 (toll free)	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717 (855) 793-5068
Under the rights offering, Cytori has distributed one non-transferable subscription right for each share of common stock held on the previously announced record date of May 20, 2016. Each right entitles the holder to purchase one unit at the subscription price of $2.55 per unit, composed of one share of common stock and 0.5 of a warrant, with each whole warrant exercisable to purchase one share of common stock at an exercise price of $3.06 per share for 30 months from the date of issuance. Cytori has applied to list the warrants on NASDAQ, although there is no assurance that a sufficient number of subscription rights will be exercised so that the warrants will meet the minimum listing criteria to be accepted for listing on NASDAQ under the symbol "CTYXW." The warrants may be redeemed by Cytori prior to their expiration if Cytori's common stock closes above $7.65 per share for 10 consecutive trading days. The subscription rights are non-transferrable and may only be exercised during the anticipated subscription period commencing today through 5:00 PM Eastern Time on Friday, June 10, 2016, unless extended. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission.
Holders who fully exercise their basic subscription rights will be entitled, if available, to subscribe for an additional amount of units that are not purchased by other stockholders, on a pro rata basis and subject to ownership limitations.
Cytori has engaged Maxim Group LLC as dealer-manager for the rights offering.
Each stockholder of record as of May 20, 2016 will receive by mail an information packet that explains the rights offering. Stockholders with specific questions are urged to contact Broadridge Corporate Issuer Solutions, Cytori's information agent for the rights offering, by calling (855) 793-5068 (toll-free); or Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, Attention Syndicate Department, email: syndicate@maximgrp.com or telephone (212) 895-3745.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
The Company's registration statement on Form S-1 was declared effective by the U.S. Securities and Exchange Commission (SEC) on May 26, 2016. The prospectus, the prospectus supplement no. 1 thereto dated May 31, 2016 and the prospectus supplement no. 2 thereto dated June 6, 2016, and all of the Company's SEC filings may be found in the Investor Relations section of Cytori's website at www.ir.cytori.com.
Cautionary Note Relating to Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements contained in this release, other than statements of historical fact, constitute "forward-looking statements." The words "expects," "believes," "potential," "possibly," "estimates," "may," "could" and "intends," as well as similar expressions, are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that statements which are not strictly historical statements, including, without, statements regarding conduct and timing of our proposed rights offering, are forward looking statements. Forward looking statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include our financial condition (including cash runway, our ability to access additional capital to fund our business, and our expectation that we will continue to incur losses at least in the near-term); clinical and regulatory uncertainties (including conduct and results of our clinical trials and investigator-initiated clinical trials using our technology, and challenges in obtaining and maintaining regulatory clearances and approvals for our products); market acceptance of our technologies, including introduction of superior technologies into our anticipated markets; our ability to compete with larger, better financed competitors; dependence on third party clinical investigators, suppliers and manufacturers; our ability to commercialize and sell products; our compliance with laws, rules and regulations applicable to our business; our ability to attract and retain skilled personnel; our volatile stock price, and; our ability to protect and expand our intellectual property rights, and other risks and uncertainties described under the "Risk Factors" in Cytori's Securities and Exchange Commission Filings. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any changes in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our registration statement on Form S-1 for the proposed rights offering, as well as our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Cytori Therapeutics, Inc.
Tiago Girao, +1 (858) 458.0900
ir@cytori.com